Exhibit 10.1



                                                               EXECUTION COPY


                                  $600,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  May 27, 2005

                                      among

                        The Estee Lauder Companies Inc.,


                               Estee Lauder Inc.,


                  The Eligible Subsidiaries Referred to Herein,

                           The Lenders Listed Herein,


                           JPMorgan Chase Bank, N.A.,
                            as Administrative Agent,


                    Citibank, N.A. and Bank of America, N.A.,
                             as Syndication Agents,


                                       and


             Bank of Tokyo-Mitsubishi Trust Company and BNP Paribas,
                             as Documentation Agents

                         -----------------------------

                     Sole Bookrunner and Sole Lead Arranger:
                           J.P. Morgan Securities Inc.

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                                TABLE OF CONTENTS
                        -------------------------------

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                                                                                                              PAGE
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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions......................................................................................1
Section 1.02.  Accounting Terms and Determinations.............................................................19
Section 1.03.  Types of Borrowing..............................................................................19

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments To Lend.............................................................................20
Section 2.02.  Notice of Committed Borrowing...................................................................20
Section 2.03.  Competitive Bid Borrowings......................................................................21
Section 2.04.  Notice To Lenders; Funding of Loans.............................................................25
Section 2.05.  Evidence Of Debt................................................................................26
Section 2.06.  Maturity of Loans...............................................................................27
Section 2.07.  Interest Rates..................................................................................27
Section 2.08.  Fees............................................................................................29
Section 2.09.  Optional Termination or Reduction of Commitments................................................30
Section 2.10.  Method of Electing Interest Rates...............................................................30
Section 2.11.  Mandatory Termination of Commitments............................................................32
Section 2.12.  Optional Prepayments............................................................................32
Section 2.13.  Determining Dollar Amounts of Committed Alternative Currency Loans; Related Mandatory
                Prepayments....................................................................................33
Section 2.14.  General Provisions as to Payments...............................................................34
Section 2.15.  Funding Losses..................................................................................35
Section 2.16.  Computation of Interest and Fees................................................................36
Section 2.17.  [Intentionally Omitted].........................................................................36
Section 2.18.  Regulation D Compensation.......................................................................36
Section 2.19.  Letters of Credit...............................................................................37
Section 2.20.  Incremental Increase in Commitments.............................................................41

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Closing.........................................................................................42
Section 3.02.  Borrowings and Issuances of Letters of Credit...................................................43
Section 3.03.  First Borrowing by Each Eligible Subsidiary.....................................................44
Section 3.04.  Prior Credit Agreement..........................................................................44

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power...................................................................45
Section 4.02.  Corporate and Governmental Authorization; No Contravention......................................45
Section 4.03.  Binding Effect..................................................................................45
Section 4.04.  Financial Information...........................................................................45
Section 4.05.  Litigation......................................................................................46
Section 4.06.  Compliance with ERISA...........................................................................46
Section 4.07.  Environmental Matters...........................................................................46
Section 4.08.  Taxes...........................................................................................47
Section 4.09.  Subsidiaries....................................................................................47
Section 4.10.  Regulatory Restrictions on Borrowing............................................................47
Section 4.11.  Full Disclosure.................................................................................47

                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Information.....................................................................................48
Section 5.02.  Payment of Obligations..........................................................................50
Section 5.03.  Insurance.......................................................................................50
Section 5.04.  Conduct of Business and Maintenance of Existence................................................50
Section 5.05.  Compliance with Laws............................................................................51
Section 5.06.  Inspection of Property, Books and Records.......................................................51
Section 5.07.  Mergers and Sales of Assets.....................................................................51
Section 5.08.  Use of Proceeds.................................................................................51
Section 5.09.  Negative Pledge.................................................................................51
Section 5.10.  Debt to Total Capital...........................................................................53
Section 5.11.  Debt of Subsidiaries............................................................................53
Section 5.12.  Transactions with Affiliates....................................................................53

                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events of Default...............................................................................54
Section 6.02.  Notice of Default...............................................................................56

                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

Section 7.01.  Appointment and Authorizations..................................................................56
Section 7.02.  Agents and Affiliates...........................................................................56
Section 7.03.  Action by Agents................................................................................56
Section 7.04.  Consultation with Experts.......................................................................56


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
Section 7.05.  Liability of Agents.............................................................................57
Section 7.06.  Indemnification.................................................................................57
Section 7.07.  Credit Decision.................................................................................57
Section 7.08.  Successor Agents................................................................................57
Section 7.09.  Administrative Agent's Fees.....................................................................58
Section 7.10.  Other Agents Not Liable.........................................................................58

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................................58
Section 8.02.  Illegality......................................................................................59
Section 8.03.  Increased Cost and Reduced Return...............................................................60
Section 8.04.  Taxes...........................................................................................61
Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans.......................................63
Section 8.06.  Substitution of Lenders.........................................................................63

                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

Section 9.01.  Corporate Existence and Power...................................................................64
Section 9.02.  Corporate Governmental Authorization; No Contravention..........................................64
Section 9.03.  Binding Effect..................................................................................64
Section 9.04.  Taxes...........................................................................................64

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  Notices........................................................................................65
Section 10.02.  No Waivers.....................................................................................65
Section 10.03.  Expenses; Indemnification......................................................................65
Section 10.04.  Sharing of Set-Offs............................................................................67
Section 10.05.  Amendments and Waivers.........................................................................67
Section 10.06.  Successors and Assigns.........................................................................68
Section 10.07.  Collateral.....................................................................................70
Section 10.08.  Governing Law, Submission to Jurisdiction .....................................................70
Section 10.09.  Counterparts; Integration; Effectiveness.......................................................71
Section 10.10.  WAIVER OF JURY TRIAL...........................................................................71
Section 10.11.  Confidentiality................................................................................71
Section 10.12.  Conversion of Currencies.......................................................................72
Section 10.13.  European Economic and Monetary Union...........................................................72
Section 10.14.  USA Patriot Act................................................................................73


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                                   ARTICLE 11
                                    GUARANTY

Section 11.01.  The Guaranty...................................................................................73
Section 11.02.  Guaranty Unconditional.........................................................................74
Section 11.03.  Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances....................75
Section 11.04.  Waiver by the Guarantor........................................................................75
Section 11.05.  Subrogation....................................................................................75
Section 11.06.  Stay of Acceleration...........................................................................75
Section 11.07.  Limitation of Liability........................................................................75
Section 11.08.  Notice of Commitment Termination...............................................................76

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Commitment Schedule
Pricing Schedule
Schedule 4.05 - Litigation

EXHIBIT A - Note
EXHIBIT B - Competitive Bid Quote Request
EXHIBIT C - Invitation for Competitive Bid Quotes
EXHIBIT D - Competitive Bid Quote
EXHIBIT E - Opinion of Counsel for the Obligors
EXHIBIT F - Opinion of Special Counsel for the Administrative Agent EXHIBIT G - Assignment and Assumption Agreement
EXHIBIT H - Calculation of Mandatory Costs Rate
EXHIBIT I - Election to Participate
EXHIBIT J - Election to Terminate






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           AGREEMENT dated as of May 27, 2005 among THE ESTEE LAUDER COMPANIES
INC., ESTEE LAUDER INC., the ELIGIBLE SUBSIDIARIES referred to herein, the LENDERS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIBANK N.A. and BANK OF AMERICA, N.A., as Syndication Agents, and BANK OF TOKYO-MITSUBISHI TRUST COMPANY and BNP PARIBAS, as Documentation Agents.

           The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

           Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

           "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

           "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

           "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Lender.

           "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or
(ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote securities constituting 10% or more of the voting power represented by all of the outstanding voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           "AFFILIATE TRANSACTION" has the meaning set forth in Section 5.12.

           "ALTERNATIVE CURRENCIES" means Sterling, Euros, Yen and Swiss Francs.

           "ALTERNATIVE CURRENCY SUBLIMIT" means a Dollar Amount equal to $250,000,000.

           "APPLICABLE AGENT" means, (a) with respect to a Loan or Borrowing denominated in Dollars, the Administrative Agent, or (b) with respect to any particular Alternative Currency, the Administrative Agent or such other Person as may be agreed upon by the Company and the Administrative Agent and designated in a notice delivered to the Lenders.

           "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

           "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender, (ii) an affiliate of a Lender or (iii) an entity or an affiliate of an entity that administers or manages a Lender.

           "ARRANGER" means J.P. Morgan Securities Inc.

           "ASSIGNEE" has the meaning set forth in Section 10.06(c).

           "AVAILABLE COMMITMENT" means, with respect to any Lender at any time, an amount equal to such Lender's Commitment at such time minus such Lender's Outstanding Committed Amount at such time.

           "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

           "BASE RATE LOAN" means (i) a Committed Dollar Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election, (ii) a Committed Loan which bears interest at the Base Rate pursuant to the provisions of Article 8 or (iii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

           "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

           "BORROWER" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "BORROWERS" means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to "THE BORROWER" are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

           "BORROWING" has the meaning set forth in Section 1.03.


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
           "CHANGE OF CONTROL" means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Lauder Family Members, of equity interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (x) nominated by the board of directors of the Company nor (y) appointed by directors so nominated; (iii) the acquisition of direct or indirect control of the Company by any person or group other than the Lauder Family Members; or
(iv) the Company shall cease at any time to own, directly or indirectly, 100% of the outstanding capital stock of the Company Guarantor.

           "CLOSING DATE" means May 27, 2005 or such later date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01.

           "COMMITMENT" means (i) with respect to each Lender, the amount of such Lender's Commitment, as such amount is set forth opposite the name of such Lender on the Commitment Schedule, as such Commitment may be (a) increased from time to time pursuant to Section 2.20, (ii) with respect to any Additional Lender, the amount of the Commitment assumed by it pursuant to Section 2.20, and
(iii) with respect to any Assignee, the amount of the transferor Lender's Commitment assigned to it pursuant to Section 10.06, in each case as such amount may be reduced from time to time pursuant to Section 2.09 and Section 2.20 or
Section 10.06; provided that, if the context so requires, the term "Commitment" means the obligation of a Lender to extend credit up to such amount to the Borrowers hereunder.

           "COMMITTED ALTERNATIVE CURRENCY LOANS" means Loans denominated in Alternative Currencies and made pursuant to Section 2.01.

           "COMMITTED DOLLAR LOANS" means Loans denominated in dollars and made pursuant to Section 2.01.

           "COMMITTED LOAN" means a Committed Dollar Loan or a Committed Alternative Currency Loan; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal Dollar Amount resulting from such combination or to each of the separate principal Dollar Amounts resulting from such subdivision, as the case may be.

           "COMPANY" means The Estee Lauder Companies Inc., a Delaware corporation, and its successors.

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
           "COMPANY GUARANTOR" means Estee Lauder Inc., a Delaware corporation, and its successors.

           "COMPETITIVE BID ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

           "COMPETITIVE BID ABSOLUTE RATE LOAN" means a loan to be made by a Lender pursuant to an Absolute Rate Auction.

           "COMPETITIVE BID LENDING OFFICE" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Competitive Bid Lending Office by notice to the Company and the Administrative Agent; provided that any Lender may from time to time by notice to the Company and the Administrative Agent designate separate Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Lender will be deemed to refer to either or both of such offices, as the context may require.

           "COMPETITIVE BID LIBOR LOAN" means a loan to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

           "COMPETITIVE BID LOAN" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

           "COMPETITIVE BID MARGIN" has the meaning set forth in Section 2.03(d)(ii)(C).

           "COMPETITIVE BID QUOTE" means an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.03.

           "CONSOLIDATED DEBT" means at any date the average of the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, at the last day of each of the four consecutive fiscal quarters of the Company ended on or most recently prior to such date.

           "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

           "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries (excluding for this purpose any amount attributable to stock which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise, other than shares of the Company's Series A cumulative redeemable preferred stock, par value $.01 per share, due June 2015 outstanding on the date of this Agreement) less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 2004 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

           "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

           "DEBT TO CAPITAL RATIO" means at any date the ratio of (i) Consolidated Debt to (ii) Total Capital, in each case determined at such date.

           "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

           "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

           "DOLLAR AMOUNT" means, at any time:

                     (i) with respect to any Loan denominated in dollars, the principal amount thereof then outstanding;

                     (ii) with respect to any Committed Alternative Currency Loan, the equivalent in dollars of the principal amount thereof then outstanding in the relevant Alternative Currency, determined by the Administrative Agent using the Exchange Rate with respect to such Alternative Currency then in effect; and

                     (iii) with respect to any Letter of Credit Liabilities, (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, determined by the Administrative Agent using the Exchange Rate with respect to such Alternative Currency then in effect.

           "DOLLARS", "DOLLARS" and the sign "$" mean lawful currency of the United States.

           "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
           "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

           "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.09.

           "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit I hereto.

           "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit J hereto.

           "ELIGIBLE SUBSIDIARY" means any Wholly-Owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly


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
executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Wholly-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the guaranty thereof by the Company and the Company Guarantor. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

           "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

           "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

           "EURO" means the single currency of the Participating Member States of the European Union.

           "EURO-CURRENCY BUSINESS DAY" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Committed Alternative Currency Loan, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place designated by the Applicable Agent with respect to such Alternative Currency for funds to be paid or made available in such Alternative Currency.

           "EURO-CURRENCY LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative


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
Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; provided that any Lender may from time to time by notice to the Company and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

           "EURO-CURRENCY LOAN" means a Committed Loan that is either a Euro-Dollar Loan or a Committed Alternative Currency Loan.

           "EURO-CURRENCY MARGIN" has the meaning set forth in the Pricing Schedule.

           "EURO-CURRENCY RATE" means a rate of interest determined pursuant to
Section 2.07 on the basis of a London Interbank Offered Rate.

           "EURO-CURRENCY RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to the United States residents).

           "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

           "EURO-DOLLAR LOAN" means (i) a Committed Dollar Loan which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

           "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

           "EXCHANGE RATE" means, on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into dollars (and, for purposes of any provision of this Agreement requiring or permitting the conversion of Committed Alternative Currency Loans to Loans


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
denominated in dollars, the rate at which dollars may be exchanged into the applicable Alternative Currency), as set forth at or about 9:00 a.m., New York City time, or at or about 11:00 a.m., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent, the Applicable Agent with respect to such Alternative Currency and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot buying and selling rates of exchange of such Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, on or about 11:00 a.m., New York City time, or on or about 11:00 a.m., London time, on such date for the purchase of dollars (or such foreign currency, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, such Applicable Agent, after consultation with the Company and the Administrative Agent, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

           "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of June 28, 2001 among the Company, the Company Guarantor, the lenders listed therein and the administrative agent listed therein.

           "FACILITY FEE" has the meaning set forth in Section 2.08.

           "FACILITY FEE RATE" has the meaning set forth in the Pricing
Schedule.

           "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent.

           "FIXED RATE LOANS" means Euro-Currency Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

           "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

           "GRANTING LENDER" has the meaning specified in Section 10.06(f).

           "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Committed Loans to the same Borrower which are Base Rate Loans at such time or (ii) all Euro-Currency Loans to the same Borrower which are in the same currency and have the same Interest Period at such time; provided that, if a Committed Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

           "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

           "GUARANTOR" means, with respect to the obligations of the Borrowers hereunder, the Company Guarantor and, with respect to the obligations of Borrowers hereunder other than the Company, the Company, and "Guarantors" means all of the foregoing.

           "GUARANTY" means the obligations of the Guarantors set forth in
Article 11.

           "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

           "INCREASED COST" has the meaning set forth in Section 10.06(f).

           "INCREMENTAL COMMITMENTS" has the meaning set forth in Section 2.20.

           "INCREMENTAL COMMITMENT NOTICE" has the meaning set forth in Section 2.20.

           "INDEMNITEE" has the meaning set forth in Section 10.03(b).

           "INTEREST PERIOD" means:

           (1) with respect to each Euro-Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as a Borrower may elect in the applicable notice; provided that:

                     (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

                     (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

                     (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date (or, if the Termination Date is not a Euro-Currency Business Day, on the next preceding Euro-Currency Business Day);

           (2) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as a Borrower may elect in accordance with Section 2.03; provided that:

                     (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                     (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date (or, if the Termination Date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day); and

           (3) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as a Borrower may elect in accordance with Section 2.03; provided that:

                     (a) any Interest Period (except an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                     (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date (or, if the Termination Date is not a Euro-Dollar Business Day, on the next preceding Euro-Dollar Business Day).

           "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

           "ISSUING LENDER" means JPMorgan Chase Bank, N.A., in its capacity as issuer of a Letter of Credit hereunder.

           "LAUDER FAMILY MEMBER" means (i) the estate of Mrs. Estee Lauder,
(ii) each descendant of Mrs. Estee Lauder (each such Person, a "LAUDER DESCENDANT") and their respective estates, guardians, conservators or committees, (iii) each Family Controlled Entity, (iv) each Current Spouse of Lauder Descendants and (v) the trustees, in their respective capacities as such, of each Family Controlled Trust. As used herein, "FAMILY CONTROLLED ENTITY" means (w) any not-for-profit corporation if at least a majority of its board of directors is composed of Lauder Descendants and/or Current Spouses of Lauder Descendants, (x) any other corporation if (i) both (aa) Lauder Descendants and/or Current Spouses of Lauder Descendants (or in the case of subclause
(i)(aa)(xx), their respective estates, guardians, conservators or committees)
(xx) hold in the aggregate, directly or indirectly through one or more wholly owned Persons, securities having ordinary voting power to elect a majority of the board of directors of such corporation or (yy) constitute a majority of the board of directors of such corporation and (bb) at least a majority of the value of the outstanding equity of such corporation is owned by Lauder Family Members or (ii) at least 80% of the value of the outstanding equity of such corporation is owned by Lauder Family Members, (y) any partnership if at least a majority of the value of its partnership interests (both general and limited) are owned by Lauder Family Members, and (z) any limited liability or similar company if (i) both (aa) Lauder Descendants and/or Current Spouses of Lauder Descendants (or, in the case of subclause (i)(aa)(xx), their respective estates, guardians, conservators or committees) (xx) hold in the aggregate, directly or indirectly through one or more wholly owned Persons, securities or other equity interests having ordinary voting power to elect or appoint at least a majority of the managing members of such company or (yy) constitute a majority of the managing members of such company and (bb) a majority of the value of such company is owned by Lauder Family Members or (ii) at least 80% of the value of such company is owned by Lauder Family Members. As used herein, "FAMILY CONTROLLED TRUST" shall mean any trust the primary beneficiaries of which are Lauder Descendants, Spouses of Lauder Descendants and/or charitable organizations (collectively, "LAUDER BENEFICIARIES"); provided, that, if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Lauder Descendants and/or Current Spouses of Lauder Descendants. For purposes of the definition of "Family Controlled Trust", the primary beneficiaries of a trust will be deemed to be Lauder Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are neither Lauder Beneficiaries nor Family Controlled Trusts, the value of the interests of such persons in such trust, computed actuarially, is less than 50%. In determining the primary beneficiaries of a trust for purposes of the definition of "Family Controlled Trust", (A) the factors and methods prescribed in section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust, (B) the actuarial value of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero and (C) in the case of a trust created by one or more of Mrs. Estee Lauder, Joseph H. Lauder or Lauder Descendants, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of one or more of Mrs. Estee Lauder, Joseph H. Lauder or Lauder Descendants shall be deemed to be zero. For purposes hereof, (1) "SPOUSES OF LAUDER DESCENDANTS" means those individuals who at any time were married to any Lauder Descendant whether or not such marriage is subsequently dissolved by death, divorce, or by any other means, (2) "CURRENT SPOUSE OF LAUDER DESCENDANTS" means an individual who is married to a Lauder Descendant, but only so long as such marriage has not been dissolved by death, divorce or by any other means, (3) the relationship of any person that is derived by or through legal adoption shall be considered a natural relationship,
(4) a minor who is a descendant of Mrs. Estee Lauder and for whom equity interests are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered the holder of such equity interests and the custodian who is the record holder of such equity interests shall not be considered the holder thereof, (5) an incompetent stockholder of any equity interests whose equity interests are owned or held by a guardian or conservator shall be considered the holder of such equity interest and such guardian or conservator who is the holder of such equity interests shall not be considered the holder thereof, (6) any equity interests pledged by a holder thereof as security for any obligation shall be deemed to be held by such holder unless and until the pledgee of such equity interests has declared a default with respect to such obligation and has the right (whether or not being presently exercised) to vote or direct the voting of such equity interests and (7) except as provided in clauses (4), (5) and (6) above, the holder of any equity interests shall mean the record holder of such equity interests; provided, however, that if such record holder of such equity interests is a nominee, the holder of such equity interests shall be the first person in the chain of ownership of such equity interests who is not holder thereof solely as a nominee.

           "LENDER" means (i) each bank or other institution listed on the signature pages hereof, (ii) each financial institution which becomes a Lender pursuant to Section 2.20, (iii) each Assignee which becomes a Lender pursuant to
Section 10.06(c) and (iv) their respective successors.

           "LETTER OF CREDIT" means a letter of credit to be issued hereunder by the Issuing Lender in accordance with Section 2.19.

           "LETTER OF CREDIT DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

           "LETTER OF CREDIT FEE RATE" has the meaning set forth in the Pricing Schedule.

           "LETTER OF CREDIT LIABILITIES" means, for any Lender and at any time, such Lender's ratable participation in the sum of (x) the amounts then owing by each Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

           "LETTER OF CREDIT SUBLIMIT" means a Dollar Amount equal to $100,000,000.

           "LIBOR AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "LOAN" means a Base Rate Loan, a Euro-Currency Loan or a Competitive Bid Loan and "LOANS" means Base Rate Loans, Euro-Currency Loans or Competitive Bid Loans or any combination of the foregoing.

           "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

           "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

           "MATERIAL DEBT" means Debt (other than the Loans) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $50,000,000.

           "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000.

           "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

           "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

           "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "NOTE" means any one of such promissory notes issued hereunder.

           "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in
Section 2.03(f)).

           "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
Section 2.10.

           "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.19.

           "OBLIGORS" means the Borrowers and the Guarantors, and "OBLIGOR" means any one of the Borrowers and the Guarantors.

           "OUTSTANDING COMMITTED AMOUNT" means, as to any Lender at any time, the sum at such time, without duplication, of (i) the aggregate principal amount of the outstanding Committed Dollar Loans of such Lender at such time, (ii) the aggregate Dollar Amount of the aggregate principal amount of the outstanding Committed Alternative Currency Loans of such Lender at such time and (iii) the aggregate Dollar Amount of such Lender's Letter of Credit Liabilities at such time.

           "PARENT" means, with respect to any Lender, any Person controlling such Lender.

           "PARTICIPANT" has the meaning set forth in Section 10.06(b).

           "PARTICIPATING MEMBER STATE" means those members of the European Union from time to time which shall have adopted a single, shared currency.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

           "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

           "PRIME RATE" means the rate of interest publicly announced by JPMorgan Chase Bank, N.A. at its Principal Office from time to time as its prime rate. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "PRINCIPAL OFFICE" shall mean the principal office of JPMorgan Chase Bank, N.A., presently located at 270 Park Avenue, New York, New York 10017.

           "PROXY STATEMENT" means the Proxy Statement of the Company for the Annual Meeting of Stockholders dated as of September 22, 2004.

           "QUARTERLY DATE" means each March 31, June 30, September 30 and December 31.

           "RATE FIXING DATE" means, with respect to any Interest Period, the day on which quotes for deposits in the relevant currency for such Interest Period are customarily taken in the London interbank market for delivery on the first day of such Interest Period.

           "REFERENCE BANKS" means the principal London offices of JPMorgan Chase Bank, N.A. and one or more Lenders selected by the Administrative Agent from time to time.

           "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "REIMBURSEMENT OBLIGATION" has the meaning set forth in Section 2.19(d).

           "REQUIRED LENDERS" means at any time Lenders having in excess of 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the Total Outstanding Amount.

           "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the earlier of the Termination Date and the date of termination of the Commitments.

           "SENIOR OFFICER" means, with respect to any Person, the chief executive officer, the chief operating officer, the president, the chief financial officer, the general counsel, the chief accounting officer or the treasurer of such Person (or in any case persons having substantially similar responsibilities regardless of title).

           "SIGNIFICANT SUBSIDIARY" means at any time a Subsidiary that as at that time would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the date hereof; provided that the Company Guarantor and each Eligible Subsidiary shall always be deemed to be a Significant Subsidiary.

           "SPC" has the meaning specified in Section 10.06(f).

           "STERLING" means the lawful currency of the United Kingdom.

           "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

           "SWISS FRANCS" means the lawful currency of the Swiss Confederation.

           "TERMINATION DATE" means May 27, 2010, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

           "TOTAL CAPITAL" means, at any date, the sum of (x) Consolidated Debt plus (y) consolidated stockholders' equity of the Company and its Consolidated Subsidiaries (excluding for this purpose any amount attributable to stock which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) plus (z) (a) shares of the Company's Series A cumulative redeemable preferred stock, par value $.01 per share, due June 2015 outstanding on the date of this Agreement (the "EXISTING PREFERRED STOCK") and (b) any shares of preferred stock of the Company (i) that are issued in exchange for the Existing Preferred Stock or the proceeds from the issuance of which have been used to redeem or repurchase the Existing Preferred Stock, (ii) which is not required to be redeemed, nor is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise, on or prior to the Termination Date, except for those events or conditions contained in the Existing Preferred Stock, and (iii) the other terms of which are no less favorable to the Borrowers or the Lenders than those of the Existing Preferred Stock, in each case determined at such date.

           "TOTAL OUTSTANDING AMOUNT" means, at any time, the aggregate Dollar Amount of all Loans outstanding at such time plus the aggregate Dollar Amount of the Letter of Credit Liabilities of all Lenders at such time.

           "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

           "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

           "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except for qualifying shares held by directors or foreign nationals in accordance with applicable law) are at the time directly or indirectly owned by the Company or one or more other Wholly-Owned Consolidated Subsidiaries.

           "YEN" means the lawful currency of Japan.

           Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

           Section 1.03. Types of Borrowing. The term "BORROWING" denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type and currency (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either (a) by reference to the currency and/or pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Currency Borrowing or a Competitive Bid Borrowing (excluding any such Borrowing consisting of Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01), and a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Currency Loans), or (b) by reference to the provisions of
Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Lenders participate in proportion to their Commitments, while a "Competitive Bid Borrowing" is a Borrowing under Section 2.03 in which the Lender participants are determined on the basis of their bids in accordance therewith).

                                    ARTICLE 2
                                   THE CREDITS

           Section 2.01. Commitments To Lend. During the Revolving Credit Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans denominated in Dollars or in an Alternative Currency to any Borrower pursuant to this Section 2.01(a) from time to time in amounts such that (i) such Lender's Outstanding Committed Amount shall not exceed the amount of its Commitment, (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments and (iii) the sum of the aggregate Dollar Amount of the aggregate principal amount of all outstanding Committed Alternative Currency Loans plus the aggregate Dollar Amount of the aggregate Letter of Credit Liabilities for Letters of Credit in an Alternative Currency shall not exceed the Alternative Currency Sublimit. Each Borrowing under this Section 2.01(a) shall be (x) in the case of a Dollar-Denominated Borrowing, in a minimum aggregate Dollar Amount of $20,000,000 and any larger multiple of $1,000,000 and (y) in the case of an Alternative Currency Borrowing, in a minimum aggregate Dollar Amount of $5,000,000 and in integral multiples of 500,000 units of the applicable Alternative Currency (except that any such Borrowing may be in the aggregate amount available in accordance with this
Section 2.01(a) and Section 3.02) and shall be made from the several Lenders ratably in proportion to their respective Available Commitments.

           (b) Within the foregoing limits, any Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

           Section 2.02. Notice of Committed Borrowing. A Borrower shall give the Applicable Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (z) the third Euro-Currency Business Day before (or, solely in the case of Alternative Currency Borrowings denominated in Sterling, telephonic notice (such telephonic notice to be confirmed promptly in writing) not later than 5:00 A.M. (New York City time) on the Euro-Currency Business Day of) each Alternative Currency Borrowing, specifying:

                      (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

                      (ii) the currency and the aggregate amount in the relevant currency and the Dollar Amount of such Borrowing, provided that if no currency is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected Dollars;

                      (iii) in the case of Committed Dollar Loans, whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Currency Rate; and

                      (iv) in the case of a Euro-Currency Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and, in the case of an Alternative Currency Borrowing, the location from which payments of the principal and interest on such Alternative Currency Borrowing will be made, which will comply with the requirements of
           Section 2.14.

           Section 2.03. Competitive Bid Borrowings. (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Lenders during the Revolving Credit Period to make offers to make Competitive Bid Loans to such Borrower. The Lenders may, but shall have no obligation to, make such offers and a Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

           (b) Competitive Bid Quote Request. When a Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as such Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                      (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction in dollars,

                      (ii) the proposed currency of such Borrowing,

                      (iii) the aggregate amount of such Borrowing, which shall be (x) in the case of a Dollar-Denominated Borrowing, in a minimum aggregate Dollar Amount of $20,000,000 and any larger multiple of $1,000,000 and (y) in the case of an Alternative Currency Borrowing, in a minimum aggregate Dollar Amount of $5,000,000 and in integral multiples of 500,000 units of the applicable Alternative Currency,

                      (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                      (v) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

A Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within four Euro-Dollar Business Days (or such other number of days as the applicable Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request.

           (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the applicable Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

           (d) Submission and Contents of Competitive Bid Quotes. (i) Each Lender may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection
(d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 9:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the applicable Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the applicable Borrower.

                      (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

                                 (A) the proposed date of Borrowing,

                                 (B) the principal amount of the Competitive Bid
                      Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be (1) in the case of a Dollar-Denominated Borrowing, $5,000,000 or a larger multiple of $1,000,000 and (2) in the case of an Alternative Currency Borrowing, $500,000 or an integral multiple of 500,000 units of the applicable Alternative Currency, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and
                      (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted,

                                 (C) in the case of a LIBOR Auction, the margin
                      above or below the applicable London Interbank Offered Rate (the "COMPETITIVE BID MARGIN") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                                 (D) in the case of an Absolute Rate Auction,
                      the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "COMPETITIVE BID ABSOLUTE RATE") offered for each such Competitive Bid Loan, and

                                 (E) the identity of the quoting Lender.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                      (iii) Any Competitive Bid Quote shall be disregarded if it:

                                 (A) is not substantially in conformity with
                      Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) above;

                                 (B) contains qualifying, conditional or similar
                      language;

                                 (C) proposes terms other than or in addition to
                      those set forth in the applicable Invitation for Competitive Bid Quotes; or

                                 (D) arrives after the time set forth in
                      subsection (d)(i).

           (e) Notice to Borrower. The Administrative Agent shall promptly notify the applicable Borrower of the terms (x) of any Competitive Bid Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the applicable Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

           (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the applicable Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF COMPETITIVE BID BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The applicable Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

                      (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                      (ii) the principal amount of each Competitive Bid Borrowing must be (x) in the case of a Dollar-Denominated Borrowing, in a minimum aggregate Dollar Amount of $20,000,000 and any larger multiple of $1,000,000 and (y) in the case of an Alternative Currency

           Borrowing, in a minimum aggregate Dollar Amount of $5,000,000 and in integral multiples of 500,000 units of the applicable Alternative Currency;

                      (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be; and

                      (iv) the applicable Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

           (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

           Section 2.04. Notice To Lenders; Funding of Loans. Upon receipt of a Notice of Borrowing, the Applicable Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the applicable Borrower.

           (b) On the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section):

                     (1) if such Borrowing is to be made in dollars, make available its share of such Borrowing in dollars not later than 12:00 Noon (New York City time), in Federal or other funds immediately available in New York City, to the Administrative Agent at its office specified in or pursuant to Section 10.01; or

                     (2) if such Borrowing is to be made in an Alternative Currency, make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Applicable Agent at such time and place as shall have been notified by the Applicable Agent to the Lenders by at least three Euro-Currency Business Days' notice (or, solely in the case of such Borrowing denominated in Sterling, by telephonic notice on the Euro-Currency Business Day of the date of such Borrowing, such notice to be promptly confirmed in writing).

           (c) Unless the Applicable Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available to the Applicable Agent on the date of such Borrowing in accordance with subsection
(b) of this Section and the Applicable Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Applicable Agent, such Lender and the applicable Borrower severally agree to repay to the Applicable Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Applicable Agent, at (i) in the case of the applicable Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Lender, the Federal Funds Rate (if such Borrowing is in dollars) or the applicable London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Lender shall repay to the Applicable Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

           Section 2.05. Evidence Of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender by such Borrower from time to time hereunder.

           (b) The Administrative Agent shall maintain accounts in which it shall record (i) the Dollar Amount of each Loan made to a Borrower hereunder, the class, type and, in the case of any Committed Alternative Currency Loans, currency thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

           (c) The entries made in the accounts maintained pursuant to paragraph
(a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Lenders in accordance with the terms of this Agreement.

           (d) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit A hereto. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Each reference in this Agreement to the "NOTE" of such Lender shall be deemed to refer to and include any or all of such Notes.

           Section 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

           (b) Each Competitive Bid Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Loan.

           Section 2.07. Interest Rates. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

           (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period.

           The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate appearing on "Page BBAM 1" on the Bloomberg Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the beginning (or, solely in the case of Borrowings denominated in Sterling, on the first day) of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the "LONDON INTERBANK OFFERED RATE" with respect to such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the relevant currency are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) on the Rate Fixing Date in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

           (c) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Currency Margin plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Currency Margin plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

           (d) Subject to Section 8.01, each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Lender making such Loan in accordance with Section 2.03. Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

           (e) Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

           (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the applicable Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

           (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

           Section 2.08. Fees. (a) The Company shall pay to the Administrative Agent for the account of the Lenders ratably a facility fee (the "FACILITY FEE"), which shall accrue at the Facility Fee Rate (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the average daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Loans shall be repaid in their entirety, on the average daily aggregate outstanding principal Dollar Amount of the Loans.

           (b) The Company shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee in Dollars accruing daily on the aggregate Dollar Amount of all outstanding Letters of Credit at the Letter of Credit Fee Rate (determined daily in accordance with the Pricing Schedule) and (ii) for the account of the Issuing Lender a letter of credit fronting fee accruing daily on the aggregate Dollar Amount of all Letters of Credit issued by the Issuing Lender at a rate per annum mutually agreed from time to time by the Company and the Issuing Lender. The Company shall also pay to the Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Company and the Issuing Lender.

           (c) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, in the case of clause (a), if later, the date the Loans shall be repaid in their entirety and, in the case of clause (b), if later, the date on which all Letters of Credit shall have been terminated).

           Section 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $20,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the Total Outstanding Amount.

           Section 2.10. Method of Electing Interest Rates. (a) The Committed Dollar Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Committed Dollar Borrowing. Thereafter, the applicable Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Committed Dollar Loans (subject in each case to Section 2.07(c) and the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

                      (i) if such Loans are Base Rate Loans, the applicable Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                      (ii) if such Loans are Euro-Dollar Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day, or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period as of any Euro-Dollar Business Day, subject to Section 2.15 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal Dollar Amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each (x) in the case of a Dollar-Denominated Borrowing, $20,000,000 or any larger multiple of $1,000,000 and (y) in the case of an Alternative Currency Borrowing, $5,000,000 or an integral multiple of 500,000 units of the applicable Alternative Currency. If no Notice of Interest Rate Election is timely delivered prior to the end of an Interest Period for any Euro-Dollar Loan, the Borrower shall be deemed to have elected that all Loans having such Interest Period shall be converted to Base Rate Loans effective as of the last day of such Interest Period.

           (b) Each Notice of Interest Rate Election shall specify:

                      (i) the Group of Loans (or portion thereof) to which such notice applies;

                      (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                      (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; provided that, if at the time such notice is delivered an Event of Default has occurred and is continuing, the duration of the Interest Period with respect to any Euro-Dollar Loans to which such notice applies shall be one month; and

                      (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period; provided that, if at the time such notice is delivered an Event of Default has occurred and is continuing, the duration of the Interest Period with respect to any Euro-Dollar Loans to which such notice applies shall be one month.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

           (c) Upon receipt of a Notice of Interest Rate Election from the applicable Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by such Borrower.

           (d) A Borrower shall not be entitled to elect to convert any Committed Dollar Loans to, or continue any Committed Dollar Loans for an additional Interest Period as, Euro-Dollar Loans, in each case made to it, if a Default shall have occurred and be continuing when such Borrower delivers notice of such election to the Administrative Agent.

           (e) An election by any Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "BORROWING" subject to the provisions of Section 3.02.

           (f) The initial Interest Period for each Group of Committed Alternative Currency Loans shall be specified by the applicable Borrower in the applicable Notice of Borrowing. The applicable Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent, not later than 10:30 A.M. (New York City time) on the third Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 and shall be in integral multiples of 500,000 units of the relevant Alternative Currency. If no such notice is timely received by the Administrative Agent before the end of any applicable Interest Period, the applicable Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

           Section 2.11. Mandatory Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

           Section 2.12. Optional Prepayments. Subject in the case of any Fixed Rate Borrowing to Section 2.15, each Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01) made to it or upon at least three Euro-Currency Business Days' notice to the Administrative Agent and the Applicable Agent (if different), prepay any Euro-Currency Borrowing made to it, in each case in whole at any time, or from time to time in part in an aggregate Dollar Amount not less than $20,000,000 or in the case of any Loan denominated in dollars, any larger multiple of $1,000,000, or in the case of any Committed Alternative Currency Loan in an aggregate Dollar Amount not less than $5,000,000 or any larger integral multiple of 500,000 units of the relevant Alternative Currency, by paying (in the relevant currency) the principal Dollar Amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

           (b) A Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan made to it prior to the maturity thereof except (i) as provided in subsection (a) above or (ii) with respect to any particular Competitive Bid Loan, as agreed upon between the Lender making such

Loan and such Borrower so long as at the time such Borrower makes such prepayment no Default has occurred and is continuing.

           (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the applicable Borrower.

           Section 2.13. Determining Dollar Amounts of Committed Alternative Currency Loans; Related Mandatory Prepayments. The Administrative Agent shall determine the Dollar Amount of each Committed Alternative Currency Loan promptly after it receives the related Notice of Committed Borrowing, based on the Exchange Rate on the third Euro-Currency Business Day before (or, solely in the case of Alternative Currency Borrowings denominated in Sterling, on) the date of Borrowing specified in such notice. Thereafter, the Administrative Agent shall redetermine the Dollar Amount of each Committed Alternative Currency Loan on the last Euro-Currency Business Day of each calendar month while such Loan remains outstanding, based in each case on the Exchange Rate on such Euro-Currency Business Day. The Administrative Agent shall promptly notify the applicable Borrower and the participating Lenders of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

           (b) The Administrative Agent shall determine the Dollar Amount of the Letter of Credit Liabilities related to each Letter of Credit promptly after it receives the related Notice of Issuance, based on the Exchange Rate on the third Euro-Currency Business Day before (or, solely in the case of a Letter of Credit denominated in Sterling, on) the date of issuance specified in such notice. Thereafter, the Administrative Agent shall redetermine the Dollar Amount of each Letter of Credit on the last Euro-Currency Business Day of each calendar month while such Letter of Credit remains outstanding, based in each case on the Exchange Rate on such Euro-Currency Business Day. The Administrative Agent shall promptly notify the applicable Borrower and the participating Lenders of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

           (c) If, (i) on the last day of any Interest Period for any Borrowing, the Total Outstanding Amount at such time exceeds the aggregate amount of Commitments, the relevant Borrower shall, on such day, prepay Committed Loans included in such Borrowing in an amount equal to the lesser of (x) such excess and (y) the amount of such Borrowing and (ii) on the last day of any Interest Period for any Committed Alternative Currency Borrowing, the Dollar Amount of the aggregate principal amount of outstanding Alternative Currency Loans exceeds the Alternative Currency Sublimit, the relevant Borrower shall, on such date, prepay Committed Alternative Currency Loans included in such Borrowing in an amount equal to the lesser of (x) such excess and (y) the amount of such Borrowing.

           (d) If, on the last Euro-Currency Business Day of any calendar month, after any redetermination of the Dollar Amounts pursuant to Section 2.13(a), the Total Outstanding Amount at such time exceeds 105% of the aggregate amount of Commitments, then the Borrowers shall, on the last Euro-Currency Business Day of the next calendar month (the "PREPAYMENT DATE"), prepay one or more Groups of Borrowings in an aggregate principal amount equal to the excess, if any, of the Total Outstanding Amount as of such Prepayment Date over the then outstanding Commitments.

           (e) If, on the last Euro-Currency Business Day of any calendar month, after any redetermination of the Dollar Amounts pursuant to Section 2.13(a), the aggregate Dollar Amount of the aggregate Committed Alternative Currency Loans exceeds 105% of the Alternative Currency Sublimit, then the Borrowers shall, on the Prepayment Date, prepay one or more Groups of Borrowings in an aggregate principal amount equal to the excess, if any, of the aggregate Dollar Amount of the aggregate Committed Alternative Currency Loans as of such Prepayment Date over the Alternative Currency Sublimit.

           Section 2.14. General Provisions as to Payments. (a) Each Borrower shall make each payment of principal of, and interest on, the Loans and Letter of Credit Liabilities denominated in Dollars and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without defense, set-off or counterclaim and free of any restriction or condition, to the Administrative Agent at its address referred to in Section 10.01. Each Borrower shall make each payment of principal of, and interest on, the Committed Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been notified by the Applicable Agent to such Borrower and the Lenders by at least three Euro-Currency Business Days' notice (or, solely in the case of Alternative Currency Borrowings denominated in Sterling, by at least one Euro-Currency Business Days' notice). The Borrower may specify in any notice delivered to the Administrative Agent and the Applicable Agent with respect to any Alternative Currency, one or more locations from which such Borrower may make payments of principal or of interest on any Committed Alternative Currency Loan in such Alternative Currency; provided that the Administrative Agent approve such location. The Applicable Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans, Letter of Credit Liabilities denominated in Dollars or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. Whenever any payment of principal of or interest on Letter of Credit Liabilities denominated in an Alternative Currency shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

           (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate (if such amount was distributed in dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered to the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

           Section 2.15. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan, any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) or continued on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if any Committed Alternative Currency Loan is converted to a Loan denominated in dollars pursuant to Article 8, or if a Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Lender in accordance with
Section 2.04(a), 2.12(a) or Section 2.10, respectively, such Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such prepayment or conversion or continuation or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to such Borrower and the Administrative Agent a certificate as to the amount of such loss or expense and setting forth the calculation thereof in reasonable detail, which certificate shall be conclusive in the absence of manifest error.

           Section 2.16. Computation of Interest and Fees. Interest based on the Prime Rate and, in the case of Committed Alternative Currency Loans denominated in Sterling, the Euro-Currency Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that if the Administrative Agent reasonably determines that a different basis of computation is the market convention for a particular Alternative Currency, such different basis shall be used.

           Section 2.17. [Intentionally Omitted]

           Section 2.18. Regulation D Compensation. (a) Each Lender may require each Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify such Borrower and the Administrative Agent, in which case such additional interest on the Euro-Currency Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice and (y) shall notify such Borrower at least five Euro-Currency Business Days prior to each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

           (b) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees in respect of such Lender's Euro-Currency Loans, such Lender may require each Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit H hereto.

           (c) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements referred to in subsections (a) and (b) above) in respect of any of such Lender's Euro-Currency Loans, such Lender may require each Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Euro-Currency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

           (d) Any additional interest owed pursuant to subsection (a), (b) or
(c) above shall be determined by the relevant Lender, which determination shall be conclusive and binding for all purposes except in the case of manifest error, and notified to each Borrower (with a copy to the Administrative Agent) at least five Euro-Currency Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to such Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

           Section 2.19. Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Lender agrees to issue Letters of Credit hereunder denominated in Dollars or in an Alternative Currency from time to time until the tenth day prior to the Termination Date upon the request of the Company for its account or the account of any Subsidiary; provided that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments, (ii) the aggregate Dollar Amount of Letter of Credit Liabilities shall not exceed the Letters of Credit Sublimit and (iii) the sum of the aggregate Dollar Amount of the aggregate principal amount of all outstanding Committed Alternative Currency Loans plus the aggregate Dollar Amount of the aggregate Letter of Credit Liabilities for Letters of Credit in an Alternative Currency shall not exceed the Alternative Currency Sublimit. Upon the date of issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

           (b) The Company shall give the Issuing Lender notice at least (i) five Euro-Currency Business Days prior to the requested issuance of an Alternative Currency Letter of Credit and (ii) three Domestic Business Days prior to the requested issuance of a Dollar Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit, the nature of the transactions to be supported thereby and the proposed Alternative Currency of such Letter of Credit (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "NOTICE OF ISSUANCE"). Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Lender and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Lender, the Issuing Lender shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension.

           (c) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Termination Date.

           (d) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and each other Lender as to the amount to be paid as a result of such demand or drawing and the payment date. The Company shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit, in the currency of such payment (a "REIMBURSEMENT OBLIGATION") without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Lender and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus (i) if such amount is denominated in Dollars, the Base Rate for such day and (ii) if such amount is denominated in an Alternative Currency, the sum of the Euro-Currency Margin plus the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day. In addition, each Lender will pay to the Administrative Agent, for the account of the Issuing Lender, immediately upon the Issuing Lender's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Company, an amount equal to such Lender's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Lender's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to
(i) if such amount is denominated in Dollars, the Federal Funds Rate and (ii) if such amount is denominated in an Alternative Currency, the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day. The Issuing Lender will pay to each Lender ratably all amounts received from the Company for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

           (e) The obligations of the Company and each Lender under subsection 2.19(d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                      (i) the use which may be made of any Letter of Credit by, or any acts or omission of, a beneficiary of any Letter of Credit (or any Person for whom the beneficiary may be acting);

                      (ii) the existence of any claim, set-off, defense or other rights that the Company may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                      (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                      (iv) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit; or

                      (v) any other act or omission to act or delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of the Company's or the Lender's obligations hereunder.

           (f) The Company hereby indemnifies and holds harmless each Lender (including the Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the Issuing Lender hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting Lender)), and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.19(e) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Company shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Company shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.19(f) is intended to limit the obligations of the Company under any other provision of this Agreement. To the extent the Company does not indemnify the Issuing Lender as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

           (g) If any Event of Default shall occur and be continuing, on the day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in the relevant currency equal to the Letter of Credit Liabilities as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (g) or (clause (h) of Section 6.01 . Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender for Letter of Credit Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the Letter of Credit Liabilities at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Euro-Dollar Business Days after all Events of Default have been cured or waived.

           Section 2.20. Incremental Increase in Commitments. (a) At any time, if no Event of Default shall have occurred and be continuing, the Company may, if it so elects but subject to due authorization by all necessary corporate action, increase the aggregate amount of the Commitments (the "INCREMENTAL COMMITMENTS"), either by designating one or more financial institutions not theretofore Lenders to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed), or by agreeing with one or more existing Lenders that such Lender's Commitment shall be increased. The Incremental Commitments shall be treated as Commitments for all purposes under this Agreement, except as specifically addressed herein. No Lender shall be obligated to make any Incremental Commitment unless it shall elect to do so in its sole and absolute discretion in response to the Company's request.

           (b) Upon execution and delivery by the Company and such Lender or other financial institution of an instrument (the "INCREMENTAL COMMITMENT NOTICE") in form reasonably satisfactory to the Administrative Agent (which instrument shall specify the amount of each Commitment), such existing Lender shall have a Commitment as therein set forth or such other financial institution shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder; provided that:

                      (i) the Company shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Lenders;

                      (ii) the amount of such Incremental Commitment, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 2.20 since the date of this Agreement, shall not exceed $150,000,000;

                      (iii) the Letter of Credit Sublimit and Alternative Currency Sublimit shall each be increased by an amount which bears the same ratio to the Increased Commitments as the Letter of Credit Sublimit and Alternative Currency Sublimit, respectively, bears to the aggregate Commitments then existing; and

                      (iv) after giving effect to such increase or new Commitment, the amount of the Commitment of any Lender shall not exceed 20% of the aggregate amount of the Commitments (excluding, for purposes of this clause (iv), any increase resulting solely from the merger or the acquisition of one Lender into or by another Lender).

                                    ARTICLE 3
                                    CONDITIONS

           Section 3.01. Closing. The closing hereunder shall occur upon receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

           (a) an opinion of Weil, Gotshal & Manges, LLP, counsel for the Obligors, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

           (b) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

           (c) an advice from the Administrative Agent that it has received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses to be reimbursed or paid by the Company;

           (d) all documents the Administrative Agent may reasonably request relating to the existence of each of the Company and the Company Guarantor, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

           (e) the Administrative Agent shall have received evidence reasonably satisfactory to it that all principal of any loans outstanding under, and all accrued interest and fees under, the Existing Credit Agreement shall have been paid in full and that the commitments under the Existing Credit Agreement have been terminated.

The Administrative Agent shall promptly notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

           Section 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Lender to issue (or renew or extend the term of ) any Letter of Credit is subject to the satisfaction of the following conditions:

           (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03, or receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.19, as the case may be;

           (b) the fact that, immediately after such Borrowing or issuance of such Letter of Credit (i) the Total Outstanding Amount will not exceed the aggregate amount of the Commitments, (ii) the aggregate amount of Letter of Credit Liabilities will not exceed the Letter of Credit Sublimit, and (iii) the sum of the aggregate Dollar Amount of the aggregate principal amount of all outstanding Committed Alternative Currency Loans plus the aggregate Dollar Amount of the aggregate Letter of Credit Liabilities for Letters of Credit in an Alternative Currency shall not exceed the Alternative Currency Sublimit;

           (c) the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing;

           (d) the fact that the representations and warranties of the Company and the Company Guarantor (and, in the case of a Borrowing or an issuance of a Letter of Credit by an Eligible Subsidiary, of such Eligible Subsidiary) contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit; and

           (e) the closing shall have occurred in accordance with Section 3.01.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Company and the Company Guarantor (and, in the case of a Borrowing or an issuance of a Letter of Credit by an Eligible Subsidiary, of such Eligible Subsidiary) on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

           Section 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Lender to make a Loan, and the obligation of the Issuing Lender to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

           (a) receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary reasonably acceptable to the Administrative Agent covering such matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

           (b) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority of and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes (if any) of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

           Section 3.04. Prior Credit Agreement. (a) On the Closing Date, the "Facility Commitments" and the "Alternative Currency Commitments", if any, each as defined in the Credit Agreement dated as of June 28, 2001 among The Estee Lauder Companies Inc., as Borrower, Estee Lauder Inc., as Guarantor, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Administrative Agent, Citibank, N.A. and Bank of America, N.A. (as successor to Fleet National Bank), as Syndication Agents, and Bank of Tokyo-Mitsubishi Trust Company and BNP Paribas, as Documentation Agents (the "PRIOR CREDIT Agreement") shall terminate.

           (b) The Lenders that are parties to the Prior Credit Agreement, comprising the "Required Lenders" as defined therein, hereby waive any requirement of notice of termination of the "Facility Commitments" and the "Alternative Currency Commitments" (each as defined in the Prior Credit Agreement) pursuant to Section 2.09 thereof.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

           Each of the Company and the Company Guarantor jointly and severally represents and warrants that:

           Section 4.01. Corporate Existence and Power. Each Obligor is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

           Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Company and the Company Guarantor (and, as applicable, each Eligible Subsidiary) of this Agreement and by the Company (and, as applicable, each Eligible Subsidiary) of the Notes (if any) are within the corporate powers of the Company and the Company Guarantor, as applicable (and, as applicable, each Eligible Subsidiary), have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, organizational documents or by-laws of the Company or the Company Guarantor, as applicable (and, as applicable, each Eligible Subsidiary), or of any agreement evidencing or governing Debt or of any other material agreement, or of any judgment, injunction, order, decree or other material instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

           Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Obligor and each Note (if any), when executed and delivered by the Company (and, as applicable, any Eligible Subsidiary) in accordance with this Agreement, will constitute a valid and binding obligation of the Company (and, as applicable, such Eligible Subsidiary), in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

           Section 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2004 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by KPMG LLP, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

           (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 31, 2005 and the related unaudited consolidated statements of earnings and cash flows for the nine months then ended, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period.

           (c) On the Closing Date, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, since March 31, 2005.

           Section 4.05. Litigation. Except as described in Schedule 4.05, there is no action, suit or proceeding pending against, or to the knowledge of any Obligor, overtly threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes (if any).

           Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Section

           4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

           Section 4.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, other than taxes due pursuant to any such assessment which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

           Section 4.09. Subsidiaries. (a) Each of the Company's corporate Significant Subsidiaries (other than the Company Guarantor or the Eligible Subsidiaries, with respect to which representations and warranties comparable to those set forth in this Section are being made in Section 4.01) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to be or have any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

           (b) The Company owns, directly or indirectly, 100% of the outstanding capital stock of the Company Guarantor.

           Section 4.10. Regulatory Restrictions on Borrowing. No Obligor is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

           Section 4.11. Full Disclosure. All information heretofore furnished by each Obligor to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by each Obligor to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.

                                    ARTICLE 5
                                    COVENANTS

           The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable in respect of any Loan remains unpaid or any Letter of Credit Liability remains outstanding:

           Section 5.01. Information. The Company will furnish to each of the
Lenders:

           (a) as soon as available and in any event within 75 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of nationally recognized standing without any qualification or exception which (i) is of a "GOING CONCERN" or similar nature, (ii) relates to the limited scope of examination of matters relevant to such financial statements or (iii) relates to the treatment or classification of any item in such financial statements and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause an Event of Default under Sections 5.09(k), 5.10 or 5.11;

           (b) as soon as available and in any event within 40 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of earnings for such quarter and the related consolidated statements of earnings and cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of earnings and cash flows, in comparative form the figures for the corresponding quarter (with respect to the statement of earnings only) and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

           (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company
(i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.09 through 5.11, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

           (d) within ten days after any Senior Officer of any Obligor obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details thereof and the action which each Obligor is taking or proposes to take with respect thereto;

           (e) within ten days after the mailing thereof to the stockholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

           (f) within ten days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

           (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

           (h) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

For purposes of this Section, the Company's obligation to deliver the items referred to in Sections 5.01(a), (b), (e) and (f) will be deemed satisfied by the electronic delivery to the Administrative Agent of such items and posting of such items on a website to which the Lenders have access, and which shall have been designated in a notice delivered to the Lenders and the Administrative Agent.

           Section 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

           Section 5.03. Insurance. The Company will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Company or in such Significant Subsidiary's own name), with financially sound and responsible insurance companies or pursuant to a self-insurance program, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

           Section 5.04. Conduct of Business and Maintenance of Existence. The Company will preserve, renew and keep in full force and effect, and will cause each Guarantor and each other Significant Subsidiary to preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business (except, solely with respect to any Significant Subsidiary that is not an Obligor, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect); provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Significant Subsidiary into the Company or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary (provided that in the case of any such merger or consolidation involving a Guarantor, it or the Company must be the surviving corporation) and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Significant Subsidiary (other than any Guarantor) if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Lenders.

           Section 5.05. Compliance with Laws. The Company will comply, and cause the Company Guarantor and each other Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

           Section 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause the Company Guarantor and each other Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made in all material respects of all dealings and transactions in relation to its business and activities; and will permit, and will cause the Company Guarantor and each other Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

           Section 5.07. Mergers and Sales of Assets. The Company will not, and will not permit any Guarantor to, (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that (a) the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing and (b) any Guarantor may be a party to any merger or consolidation permitted by Section 5.04.

           Section 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by each Borrower to provide credit support for such Borrower's commercial paper program and for such general corporate purposes in the ordinary course of business of the Company and its Subsidiaries as shall be determined by the Company from time to time. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

           Section 5.09. Negative Pledge. The Company will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $50,000,000;

           (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

           (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or substantial completion of construction thereof, as the case may be;

           (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

           (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

           (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

           (g) Liens imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not yet due or which are being contested in good faith and by appropriate proceedings; provided adequate reserves with respect thereto are maintained on the books of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles;

           (h) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; provided any such Lien is either (x) discharged within five days of the date when payment of the obligation secured by such Lien is due or (y) is being contested in good faith by appropriate proceedings diligently conducted;

           (i) Liens (other than Liens described in clauses (g) or (h)) arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

           (j) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $50,000,000; and

           (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed the greater of (i) $150,000,000 and (ii) 15% of Consolidated Tangible Net Worth at the last day of the most recently ended fiscal quarter.

           Section 5.10. Debt to Total Capital. The Debt to Capital Ratio at the last day of each fiscal quarter shall be less than 0.65:1.

           Section 5.11. Debt of Subsidiaries. The Company will not permit any of its Subsidiaries (other than the Company Guarantor) to incur or at any time be liable with respect to any Debt other than (i) Debt owing to the Company or a wholly owned Subsidiary, (ii) Debt created under this Agreement, (iii) any commercial paper issued by an Eligible Subsidiary the credit support for which is provided by this Agreement, and (iv) other Debt in an aggregate principal amount outstanding not exceeding $300,000,000. For purposes of this Section any preferred stock of a Subsidiary held by a Person other than the Company or a Wholly-Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "DEBT" of such Subsidiary.

           Section 5.12. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (any such payment, investment, lease, sale, transfer, other disposition or transaction, an "AFFILIATE TRANSACTION") except on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as terms that could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing,
(ii) any Affiliate Transaction disclosed in the Proxy Statement under the heading "Certain Relationships and Related Transactions" or (iii) any Affiliate Transaction (other than any Affiliate Transaction described in clauses (i) or (ii)) in which the amount involved does not exceed $500,000. The approval by the independent directors (or any committee thereof) of the board of directors of the Company or a Subsidiary of any Affiliate Transaction to which the Company or such Subsidiary is a party shall create a rebuttable presumption that such Affiliate Transaction is on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as terms that could have been obtained from a third party who was not an Affiliate.

                                    ARTICLE 6
                                    DEFAULTS

           Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

           (a) any Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligation or shall fail to pay any interest or fees payable hereunder within five Domestic Business Days of the due date thereof;

           (b) the Company shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.01 through 5.06 and 5.12;

           (c) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Lender;

           (d) any representation, warranty, certification or statement made by any Obligor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

           (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

           (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

           (g) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           (h) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

           (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

           (j) judgments or orders for the payment of money in excess of $50,000,000 (net of any insurance with respect to which the carrier has acknowledged coverage) shall be rendered against the Company or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

           (k) there occurs a Change of Control; or

           (l) the Guaranty or any provision thereof shall be found or held invalid or unenforceable by a court of competent jurisdiction or either Guarantor shall have repudiated its obligations under the Guaranty;

then, following the occurrence and during the continuance of every such event, the Administrative Agent shall (i) if requested by Required Lenders, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Lenders holding more than 50% of the aggregate principal Dollar Amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; provided that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Company, without any notice to any Obligor or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

           Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

           Section 7.01. Appointment and Authorizations. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes (if any) as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

           Section 7.02. Agents and Affiliates. JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent.

           Section 7.03. Action by Agents. The obligations of Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article 6, and except as expressly set forth herein and in other Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliate in any capacity.

           Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

           Section 7.05. Liability of Agents. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

           Section 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment (or, if at any time the Commitments shall have been terminated, ratably in accordance with the aggregate outstanding principal Dollar Amount of Loans of such Lender), indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by any Obligor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

           Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

           Section 7.08. Successor Agents. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and each Obligor and shall resign if requested by the Required Lenders. Upon any such resignation, the Required Lenders shall have the right (after consulting with the Company) to appoint a successor to the Administrative Agent. If no successor to the Administrative Agent shall have been so appointed by the Required Lenders, and


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
shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

           Section 7.09. Administrative Agent's Fees. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

           Section 7.10. Other Agents Not Liable. Nothing in this Agreement shall impose upon Citibank, N.A., or Bank of America, N.A., in their capacities as Syndication Agents, or Bank of Tokyo Mitsubishi Trust Company or BNP Paribas, in their capacities as Documentation Agents, any duties or responsibilities whatsoever.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

           Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Currency Loan or Competitive Bid LIBOR Loan:

           (a) the Administrative Agent is advised by the Reference Banks that deposits in the relevant currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

           (b) in the case of Euro-Currency Loans, Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Currency Loans in the relevant currency for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the


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
obligations of the Lenders to make Euro-Currency Loans in the relevant currency or to continue or convert outstanding Loans as or into Euro-Currency Loans in the relevant currency, as the case may be, shall be suspended, (ii) each outstanding Euro-Currency Loan shall be prepaid (or in the case of an affected Loan denominated in dollars, converted into a Base Rate Loan) on the last day of the then current Interest Period applicable thereto, (iii) unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing denominated in dollars for which a Notice of Borrowing has previously been given that it elects not to borrow on such date,
(x) if such Fixed Rate Borrowing is a Committed Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (y) if such Fixed Rate Borrowing is a Competitive Bid LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day and (iv) any request for a Committed Alternative Currency Loan shall be ineffective.

           Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Currency Lending Office) to make, maintain or fund any of its Euro-Currency Loans in any currency and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Currency Loans in such currency, or to convert or continue outstanding Loans into Euro-Currency Loans in such currency, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Currency Loan of such Lender then outstanding in such currency shall be converted at the Exchange Rate on the day of conversion to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

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
           Section 8.03. Increased Cost and Reduced Return. (a) If on or after
(x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of any related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan any such requirement with respect to which such Lender is entitled to compensation during the relevant interest period under Section 2.20), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note (if any) or its obligation to make Fixed Rate Loans or its obligations hereunder with respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note (if any) with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay, or shall cause another Borrower to pay, to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

           (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the


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
Company shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

           (c) Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

           Section 8.04. Taxes. (a) For the purposes of this Section 8.04, the following terms have the following meanings:

           "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Obligor pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax that is not creditable against such Lender's tax liability in the jurisdiction under the laws of which such Lender is organized or in which its principal executive office is located or in which its Applicable Lending Office is located at the time such Lender first becomes a party to this Agreement.

           "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

           (b) Any and all payments by any Obligor to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if an Obligor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional


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
sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall furnish to the Administrative Agent, at its address referred to in
Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

           (c) Each Obligor agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

           (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide the Company and the Administrative Agent with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

           (e) For any period with respect to which a Lender has failed to provide the Company or the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

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
           (f) If any Obligor is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

           Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Lender to make, or to convert or continue outstanding Loans to, Euro-Currency Loans in any currency has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03 or 8.04 with respect to its Euro-Currency Loans in any currency and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

           (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Currency Loans in such currency shall be made instead as Base Rate Loans (in the case of Committed Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made in the Alternative Currency (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders); and

           (b) after each of its Euro-Currency Loans in such currency has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Currency Loan denominated in the relevant currency, as the case may be, on the first day of the next succeeding Interest Period applicable to the related Euro-Currency Loans of the other Lenders. If such Loan is converted into an Committed Alternative Currency Loan, such Lender, the Administrative Agent and the relevant Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Committed Alternative Currency Loan) so that such Committed Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never applied thereto.

           Section 8.06. Substitution of Lenders. If (i) the obligation of any Lender to make Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, the


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
Company shall have the right, with the assistance of the Administrative Agent and the Issuing Lender, to seek a substitute lender or lenders (which may be one or more of the Lenders), satisfactory to the Company, the Administrative Agent and the Issuing Lender, to purchase the Loans and assume the Commitments and Letter of Credit Liabilities of such Lender, for a purchase price equal to the aggregate outstanding principal of such Loans (together with any accrued and unpaid interest thereon and breakage costs, if any) or such other purchase price as such Lender and substitute lender or lenders shall agree upon.

                                   ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

           Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

           Section 9.01. Corporate Existence and Power. It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is a Wholly-Owned Consolidated Subsidiary.

           Section 9.02. Corporate Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes (if any), and the performance by it of this Agreement and its Notes (if any), are within its corporate powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than those already obtained or made and in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation, articles of incorporation (or the equivalent organizational documents) or by-laws (or the equivalent governing documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

           Section 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when and if executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

           Section 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding


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
or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes (if any), or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes (if any).

                                    ARTICLE 10
                                  MISCELLANEOUS

           Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Company, the Company Guarantor or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire, (c) in the case of any Eligible Subsidiary, to it in care of the Company or (d) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent or the Issuing Lender under Article 2 or Article 8 shall not be effective until received.

           Section 10.02. No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           Section 10.03. Expenses; Indemnification. (a) The Company shall pay
(i) all reasonable out-of-pocket expenses of the Administrative Agent and the Arranger, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender and each Lender, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.


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
           (b) The Company agrees to indemnify the Administrative Agent, the Issuing Lender, the Arranger and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or overtly threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Each Indemnitee agrees to notify the Company promptly of any proceeding in respect of which it will seek indemnification hereunder; provided, however, that the failure of any Indemnitee so to notify the Company shall not affect the rights of such Indemnitee hereunder; but provided, further, that the Company shall be entitled to assert by separate action against such Indemnitee any claim for actual damages incurred by the Company as a consequence of such failure by such Indemnitee to give such notice. In the event any action, suit or proceeding is brought against any Indemnitee by any Person other than a Lender, the Administrative Agent, the Issuing Lender or any of their respective affiliates (a "THIRD PARTY ACTION"), (i) the Company shall be entitled, upon written notice to such Indemnitee, to assume the investigation and defense thereof with counsel reasonably satisfactory to such Indemnitee unless (x) the employment by such Indemnitee of separate counsel has been specifically approved by the Company in writing or (y) the designated parties to the proceeding in which such claim, demand, action or cause of action has been asserted include (or are reasonably likely to include) both such Indemnitee and any of the Obligor, or any Affiliate (each, a "DESIGNATED RELATED PARTY") and in the opinion of counsel for such Indemnitee there exist one or more defenses that may be available to such Indemnitee which are in conflict with those available to any designated related party, (ii) such Indemnitee shall be entitled to employ separate counsel and to participate in the investigation and defense of any such third party action (whether or not the Company has elected to assume such investigation and defense as contemplated by clause (i) above) and (iii) the fees and expenses of any separate counsel employed by any Indemnitee in connection with any such third party action shall be borne by such Indemnitee except (x) under the circumstances contemplated by subclauses (x) and (y) of clause (i) above or (y) if such Indemnitee has reasonably concluded that the Company is failing actively and diligently to defend such third party action (whether or not the Company has elected to assume such investigation and defense as contemplated by clause (i) above). The Company shall not settle or compromise any action or claim without the relevant Indemnitee's consent if the settlement or compromise involves any performance by, or adverse admission of, such Indemnitee.

           Section 10.04. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan and Letter of Credit Liability held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Obligors other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan and Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

           Section 10.05. Amendments and Waivers. Except as explicitly set forth in Section 2.12(b), any provision of this Agreement or the Notes (if any) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor and the Required Lenders (and, if the rights or duties of the Administrative Agent or the Issuing Lender are affected thereby, by the Administrative Agent and the Issuing Lender, respectively); provided that, except as explicitly set forth in Section 2.12(b), no such amendment or waiver shall, (x) (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation unless signed by such Lender, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder unless signed by each Lender directly affected thereby or (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or any fees hereunder or for any scheduled reduction or termination of any Commitment unless signed by each Lender directly affected thereby or (y) unless signed by all the Lenders (i) release any Guarantor from any of its obligations under Article 11, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the aggregate amount of the Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (iii) amend or waive the provisions of Section 10.04, this Section 10.05, Section 10.06(a) or the definition of Required Lenders.

Increases in Commitments and related modifications pursuant to Section 2.20 are not amendments subject to the provisions of this Section.

           Section 10.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that none of the Obligors may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

           (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitments or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to each Obligor and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and each Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 10.05 without the consent of the Participant. Each Obligor agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.18 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of and as a participating interest granted in accordance with this subsection (b).

           (c) With the prior written consent of the Administrative Agent, the Issuing Lender and, so long as no Event of Default has occurred and is continuing, the Company, which consent shall not be unreasonably withheld (provided that if an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment or an Approved Fund, no such consent from the Company shall be required), any Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment in an amount of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of

Exhibit G hereto; provided that such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Competitive Bid Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

           (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

           (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

           (f) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC") sponsored by a Granting Lender and identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitments of the Granting Lender to the same extent, and as if, such Loan were made by such

Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 10.06, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institution providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans; provided that any such assignment to a financial institution other than to the Granting Lender shall require the consent of the Company and the Administrative Agent, which consent shall be provided in the sole and absolute discretion of the Company or the Administrative Agent, as the case may be, and (ii) disclose any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that any such Person (other than a rating agency) signs a confidentiality agreement which contains substantially the same provisions as set forth in Section 10.11. As this Section 10.06(f) applies to any particular SPC, this Section 10.06(f) may not be amended without the written consent of such SPC. Additionally, the Company shall not be subject to any increased costs pursuant to Section 8.03, indemnity claims pursuant to Section 10.03(b) or increased taxes pursuant to Section 8.04 (collectively, "INCREASED COSTS") with respect to an SPC if the Company would not have been subjected to such Increased Costs had the Loan not been funded (directly or indirectly) by the SPC and any payment for any such Increased Costs shall be limited to the amounts that the Company would have been required to pay to the Granting Lender if such Loan had not been so funded by the SPC.

           Section 10.07. Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

           Section 10.08. Governing Law, Submission to Jurisdiction . This Agreement and each Note (if any) shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New

York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

           Section 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

           Section 10.10. WAIVER OF JURY TRIAL. EACH OBLIGOR, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           Section 10.11. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep any information delivered or made available by any Obligor pursuant to this Agreement confidential from anyone other than persons employed or retained by the Administrative Agent or such Lender who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing such information (a) to any persons employed or retained by the Administrative Agent or any other Lender who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby so long as such Person agrees to keep such information confidential in accordance with the provisions of this Section 10.11, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender prohibited by this Agreement or, to the knowledge of the Administrative Agent or such Lender, by any other Person as a result of a disclosure by such Person in violation of an obligation of confidentiality, (f) to the extent necessary, in connection with any litigation to which the Administrative Agent, any Lender or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender's or the Administrative Agent's legal counsel and independent auditors or (i) subject to an agreement containing provisions substantially similar to those contained in this Section, to (i) any actual or proposed Participant or Assignee or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations. Each Lender and the Administrative Agent shall give the Company prompt notice of any disclosure made by such Lender or the Administrative Agent, as the case may be, as permitted pursuant to clauses (c), (d) (other than any such disclosure made by any Lender to bank examiners during any examination of such Lender conducted in the ordinary course by such examiners) or (f) of this Section, but solely to the extent permitted by law and, in the case of any disclosure permitted pursuant to clause (f), solely to the extent that the interests of such Lender or the Administrative Agent, as the case may be, and the applicable Obligor in the relevant litigation are not adverse in any material respect.

           Section 10.12. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Eligible Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Euro-Currency Business Day immediately preceding the day on which final judgment is given.

           (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Euro-Currency Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

           Section 10.13. European Economic and Monetary Union. (a) Definitions. In this Section 10.13 and in each other provision of this Agreement to which reference is made in this Section 10.13 expressly or impliedly, the following terms have the meanings given to them in this Section 10.13:

           "EURO UNIT" means the currency unit of the Euro;

           "NATIONAL CURRENCY UNIT" means the unit of currency (other than a Euro Unit) of a Participating Member State;

           (b) Redenomination and Eligible Currencies. On the date on which any state that is not a Participating Member State on the date hereof becomes a Participating Member State, each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of such Participating Member State shall be redenominated into the Euro Unit in accordance with EMU Legislation.

           (c) Loans. Any Loan in the currency of a state that becomes a Participating Member State after the date hereof shall be made in the Euro Unit after the date on which such state becomes a Participating Member State.

           (d) Payments by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a state that becomes a Participating Member State after the date hereof shall be paid in the Euro Unit after the date on which such state becomes a Participating Member State.

           Section 10.14. USA Patriot Act. Each Lender subject to the Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the names and addresses of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

                                   ARTICLE 11
                                    GUARANTY

           Section 11.01. The Guaranty. Each Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to each Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Borrower under this Agreement (including any interest, fees, costs, expenses and other obligations that accrue after the commencement of any bankruptcy, insolvency, reorganization or similar case or proceeding, or which would have accrued but for such case, proceeding or other action and whether or not such interest, fees, costs, expenses or other obligations are allowed or allowable as a claim in such case, proceeding or other action). Upon failure by any Borrower to pay punctually any such amount, each Guarantor (in case of the obligations of the Company, only the Company Guarantor) shall forthwith on demand pay the amount not so paid at the place and in the manner and currency specified in this Agreement.

           Section 11.02. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                      (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower under this Agreement or any Note, by operation of law or otherwise;

                      (ii) any modification or amendment of or supplement to this Agreement or any Note;

                      (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Agreement or any Note;

                      (iv) any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any obligation of any Borrower contained in this Agreement or any Note;

                      (v) the existence of any claim, set-off or other rights which either Guarantor may have at any time against any Borrower, the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                      (vi) any invalidity or unenforceability relating to or against any Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Note or any other amount payable by any Borrower under this Agreement; or

                      (vii) any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, the Issuing Lender, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

           Section 11.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated, the principal of and interest on the Loans and all other amounts payable by the Borrowers under this Agreement shall have been paid in full and no Letter of Credit Liabilities remain outstanding. If at any time any payment of the principal of or interest on any Loan, any reimbursement obligation or any other amount payable by any Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

           Section 11.04. Waiver by the Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

           Section 11.05. Subrogation. Upon making any payment with respect to any Borrower hereunder, each applicable Guarantor shall be subrogated to the rights of the payee against such Borrower with respect to such payment; provided that such Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by such Borrower under this Agreement have been paid in full and no Letter of Credit Liabilities remain outstanding.

           Section 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or the Notes (if any) is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each applicable Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Lenders specified in Section 6.01 of this Agreement.

           Section 11.07. Limitation of Liability. Notwithstanding the other provisions of this Article 11, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law of any State of the United States of America.

           Section 11.08. Notice of Commitment Termination. The Company hereby gives notice that the Company wishes to terminate the commitments under the Existing Credit Agreement, effective as of the Effective Date. Each Lender that is a party to the Existing Credit Agreement, by its execution hereof, waives any requirement of prior notice set forth therein as a condition to the right of the Company to terminate the commitments thereunder.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   THE ESTEE LAUDER COMPANIES INC.,
                                   as Borrower and Guarantor

                                   By: /s/ Terence R. Stack
                                       ----------------------------------------
                                       Title:     Vice President and Treasurer
                                       Address:   7 Corporate Center Drive
                                                  Melville, NY 11747
                                       Facsimile: (516) 847-6215



                                   ESTEE LAUDER INC.,
                                   as Company Guarantor

                                   By: /s/ Terence R. Stack
                                       ----------------------------------------
                                       Title:     Vice President and Treasurer
                                       Address:   7 Corporate Center Drive
                                                  Melville, NY 11747
                                       Facsimile: (516) 847-6215

                                   JPMORGAN CHASE BANK, N.A.,
                                   as Administrative Agent and Lender

                                   By: /s/ [signature illegible]
                                       ----------------------------------------
                                       Title:     Vice President
                                       Address:   270 Park Avenue
                                                  New York, NY 10017
                                       Facsimile: (212) 270-1063

                                   BANK OF AMERICA, N.A.

                                   By: /s/ David Catherall
                                       ----------------------------------------
                                       Title:     David Catherall
                                                  Vice President
                                       Address:   231 S LaSalle Street
                                                  Chicago, IL 60604
                                       Facsimile: 415-503-5026

                                   THE BANK OF TOKYO MITSUBISHI, LTD.

                                   By: /s/ Paresh Shah
                                       ----------------------------------------
                                       Title:     Vice President

                                       Address:   1251 Avenue of the Americas
                                                  New York, NY 10020-1004
                                       Facsimile: 212-782-6440

                                   BNP PARIBAS

                                   By: /s/ Simone Vinocour
                                       ----------------------------------------
                                       Title: Simone Vinocour
                                              Vice President



                                   By: /s/ Angela B. Arnold
                                       ----------------------------------------
                                       Title:     Angela B. Arnold
                                                  Vice President
                                       Address:

                                       Facsimile:

                                   CITIBANK, N.A.

                                   By: /s/ William E. Clark
                                       ----------------------------------------
                                       Title:     William E. Clark
                                                  Managing Director/
                                                  Vice President
                                       Address:   388 Greenwich Street. 23rd fl
                                                  New York, NY 10013
                                       Facsimile: 212-816-8242

                                   BANCO SANTANDER CENTRAL HISPANO, S.A.,
                                   NEW YORK BRANCH

                                   By: /s/ Philip J. Perry
                                       ----------------------------------------
                                       Title:     Philip J. Perry
                                                  Managing Director


                                   By: /s/ Karen M. Wagner
                                       ----------------------------------------
                                       Title:     Karen M. Wagner
                                                  Vice President
                                       Address:   45 East 53rd Street
                                                  New York, NY 10022
                                       Facsimile: 212-350-3690

                                   HSBC BANK USA, NATIONAL ASSOCIATION

                                   By: /s/ Johan Sorensson
                                       ----------------------------------------
                                       Title:     Johan Sorensson
                                                  Senior Vice President
                                       Address:   452 Fifth Avenue, 5th Floor
                                                  New York, NY 10018
                                       Facsimile: 212-525-2469

                                   ROYAL BANK OF SCOTLAND

                                   By: /s/ Charlotte Sohn Fuiks
                                       ----------------------------------------
                                       Title:     Charlotte Sohn Fuiks
                                                  Senior Vice President
                                       Address:   101 Park Avenue
                                                  New York, NY 10178
                                       Facsimile: 212-401-3456

                                   WILLIAM STREET COMMITMENT CORPORATION

                                   By: /s/ Manda D'Agata
                                       ----------------------------------------
                                       Title:     Assistant Vice President

                                       Address:   85 Broad Street
                                                  New York, NY
                                       Facsimile:

                                   SANPAOLO IMI S.p.A.

                                   By: /s/ Cathy R. Lesse
                                       ----------------------------------------
                                       Title:     Vice President



                                   By: /s/ Renato Carducci
                                       ----------------------------------------
                                       Title:     General Manager

                                       Address:   245 Park Avenue - 35th Floor
                                                  New York, NY 10167
                                       Facsimile: 212-692-3178

                                   MELLON BANK, N.A.

                                   By: /s/ Daniel J. Lenckos
                                       ----------------------------------------
                                       Title:     First Vice President

                                       Address:   One Mellon Bank Center
                                                  Room 4530
                                                  Pittsburgh, PA 15258-0001
                                       Facsimile: 412-236-1914

                                   STATE STREET BANK AND TRUST COMPANY

                                   By: /s/ Mary H. Carey
                                       ----------------------------------------
                                       Title:     Vice President

                                       Address:   2 Avenue de Lafayette
                                                  Boston, MA 02111
                                       Facsimile: 617-662-2326

                                   BANCA NAZIONALE DEL LAVORO S.P.A.,
                                   NEW YORK BRANCH

                                   By: /s/ Donna Laspina
                                       ----------------------------------------
                                       Title:     Relationship Manager



                                   By: /s/ [signature illegible]
                                       ----------------------------------------
                                       Title:     Senior Relationship Manager

                                       Address:   51 West 52nd Street, 36th Fl.
                                                  New York, NY 10019
                                       Facsimile: 212-765-2978

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By: /s/ Heather Hinkelman
                                       ----------------------------------------
                                       Title:     Bank Officer

                                       Address:   One U.S. Bank Plaza
                                                  SL-MO-T12-M
                                                  St. Louis, MO 63101
                                       Facsimile: 314-418-3859

                               COMMITMENT SCHEDULE

LENDER                                                                                   COMMITMENT
------                                                                                   ----------
JPMORGAN CHASE BANK, N.A.                                                               $75,000,000

BANK OF AMERICA, N.A.                                                                   $60,000,000

THE BANK OF TOKYO MITSUBISHI, LTD.                                                      $60,000,000

BNP PARIBAS                                                                             $60,000,000

CITIBANK, N.A.                                                                          $60,000,000

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH                                  $40,000,000

HSBC BANK USA, NATIONAL ASSOCIATION                                                     $40,000,000

ROYAL BANK OF SCOTLAND                                                                  $40,000,000

WILLIAM STREET COMMITMENT CORPORATION                                                   $40,000,000

SANPAOLO IMI S.P.A.                                                                     $25,000,000

MELLON BANK, N.A.                                                                       $25,000,000

STATE STREET BANK AND TRUST COMPANY                                                     $25,000,000

BANCA NAZIONALE DEL LAVORO S.P.A., NEW YORK BRANCH                                      $25,000,000

U.S. BANK NATIONAL ASSOCIATION                                                          $25,000,000
                                                                                 ---------------------------
                          TOTAL                                                         $600,000,000

                                PRICING SCHEDULE

           Each of "FACILITY FEE RATE" and "EURO-CURRENCY MARGIN" means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day:

=================================== ================ =============== ================ ================ ================
             PRICING                    LEVEL I         LEVEL II        LEVEL III        LEVEL IV          LEVEL V
=================================== ================ =============== ================ ================ ================
Facility Fee Rate:                  5 bps            6 bps           7 bps            8 bps            10 bps

Euro-Currency Margin:
     Utilization
      (less than or equal to) 50%   12.5 bps         14.0 bps        18.0 bps         24.5 bps         40.0 bps
     Utilization
      (greater than) 50%            17.5             19.0 bps        23.0 bps         29.5 bps         45.0 bps
=================================== ================ =============== ================ ================ ================

           For purposes of this Schedule, the following terms have the following meanings:

           "Level I Status" exists at any date if, at such date, the Company's Unsecured Long-Term Debt is rated AA- or higher by S&P or Aa3 or higher by Moody's.

           "Level II Status" exists at any date if, at such date, (i) the Company's Unsecured Long-Term Debt is rated A+ or higher by S&P or A1 or higher by Moody's, and (ii) Level I Status does not exist.

           "Level III Status" exists at any date if, at such date, (i) the Company's Unsecured Long-Term Debt is rated A or higher by S&P or A2 or higher by Moody's, and (ii) neither Level I Status nor Level II Status exists.

           "Level IV Status" exists at any date if, at such date, (i) the Company's Unsecured Long-Term Debt is rated A- or higher by S&P or A3 or higher by Moody's, and (ii) neither Level I Status, Level II Status nor Level III Status exists.

           "Level V Status" exists at any date if, at such date, no other Status applies.

           "Moody's" means Moody's Investors Services, Inc.

           "S&P" means Standard & Poor's Rating Services.

           "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

           "Utilization" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the loans at such date and the face amount of Letters of Credit outstanding under the Revolving Credit Facility and (ii) the denominator of which is the aggregate amount of the commitments at such date under the Revolving Credit Facility, provided that if any loans remain outstanding following the termination of the commitments under the Revolving Credit Facility, Utilization will be deemed to be 100%.

           The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement (the "Company's Unsecured Long-Term Debt"), and any ratings assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable Status is the higher of the two (e.g., AA-/A1 results in Level I Status); provided that if the split is more than one full rating category, the rating one rating category below the highest rating shall be used (e.g., A/Baa1 results in Level IV Status and AA-/Baa1 results in Level II Status).

                                  SCHEDULE 4.05

           On March 30, 2005, the United States District Court for the Northern District of California entered a Final Judgment approving the settlement agreement we entered into in July 2003 with the plaintiffs, the other Manufacturer Defendants (as defined below) and the Department Store Defendants (as defined below) in a consolidated class action lawsuit that had been pending in the Superior Court of the State of California in Marin County since 1998. On April 29, 2005, a notice of appeal was filed. If the appeal is resolved satisfactorily, the Final Judgment will result in the plaintiffs' claims being dismissed, with prejudice, in their entirety in both the Federal and California actions. There was no finding or admission of any wrongdoing by the Company or any other defendant in this lawsuit. We entered into the settlement agreement solely to avoid protracted and costly litigation. In connection with the settlement agreement, the defendants, including the Company, will provide consumers with certain free products and pay the plaintiffs' attorneys' fees. To meet its obligations under the settlement, the Company took a special pre-tax charge of $22.0 million, or $13.5 million after tax, equal to $.06 per diluted common share in the fourth quarter of fiscal 2003. At April 30, 2005, the remaining accrual balance was $17.2 million. The charge did not have a material adverse effect on the Company's consolidated financial condition. In the Federal action, the plaintiffs, purporting to represent a class of all U.S. residents who purchased prestige cosmetics products at retail for personal use from eight department stores groups that sold such products in the United States (the "Department Store Defendants"), alleged that the Department Store Defendants, the Company and eight other manufacturers of cosmetics (the "Manufacturer Defendants") conspired to fix and maintain retail prices and to limit the supply of prestige cosmetics products sold by the Department Store Defendants in violation of state and Federal laws. The plaintiffs sought, among other things, treble damages, equitable relief, attorneys' fees, interest and costs.

           In 1998, the Office of the Attorney General of the State of New York (the "State") notified the Company and ten other entities that they are potentially responsible parties ("PRPs") with respect to the Blydenburgh landfill in Islip, New York. Each PRP may be jointly and severally liable for the costs of investigation and cleanup, which the State estimates to be $16 million for all the PRPs. In 2001, the State sued other PRPs (including Hickey's Carting, Inc., Dennis C. Hickey and Maria Hickey, collectively the "Hickey Parties"), in the U.S. District Court for the Eastern District of New York to recover such costs in connection with the site, and in September 2002, the Hickey Parties brought contribution actions against the Company and other Blydenburgh PRPs. These contribution actions seek to recover, among other things, any damages for which the Hickey Parties are found liable in the State's lawsuit against them, and related costs and expenses, including attorneys' fees. In June 2004, the State added the Company and other PRPs as defendants in its pending case against the Hickey Parties. The Company and certain other PRPs have engaged in settlement discussions which to date have been unsuccessful. The Company has accrued an amount which it believes would be necessary to resolve its share of this matter. If settlement discussions are not successful, then the Company intends to vigorously defend the pending claims. While no assurance can be given as to the ultimate outcome, management believes that the resolution of the Blydenburgh matters will not have a material adverse effect on the Company's consolidated financial condition.

           In January 2004, the Portuguese Tax Administration issued a report alleging that our subsidiary had income subject to tax in Portugal for the three calendar years ended December 31, 2002. Our subsidiary has been operating in the Madeira Free Trade Zone since 1989 under license from the Madeira Development Corporation and, in accordance with such license and the laws of Portugal, the Company believes that its income is not subject to Portuguese income tax. In February 2004, the subsidiary filed an appeal of the finding in the report to the Portuguese Secretary of State for Fiscal Matters. The appeal is still pending. On December 20, 2004, the subsidiary received a notice of assessment from the Portuguese Tax Administration solely in respect of the calendar year ended December 31, 2000. The assessment, which includes interest, amounted to approximately 26 million Euros. At the end of March 2005, the subsidiary filed an opposition to the assessment. Despite filing the opposition, the Portuguese Tax Administration could seek to collect on the assessment, in which case it may be necessary for us to provide a form of financial guarantee. On May 17 and 18, 2005, the subsidiary received notices of assessment from the Portuguese Tax Administration in respect of the calendar years ended December 31, 2001 and 2002. The assessments are for Euro 21.6 million and Euro 22.4 million. The Company intends to oppose these assessments. While no assurance can be given as to the ultimate outcome in respect of the foregoing assessments or any additional assessments that may be issued for subsequent periods, management believes that the likelihood that the assessment or any future assessments ultimately will be upheld is remote

           In December 2004, a plaintiff purporting to represent a nationwide class brought an action in the Superior Court of California for the County of San Diego. The complaint, as amended, names two of our subsidiaries and approximately 25 other defendants, including manufacturers and retailers. The plaintiff is seeking injunctive relief, restitution, and general, special and punitive damages for alleged violations of the California Unfair Competition Law, the California False Advertising Law, and for negligent and intentional misrepresentation. The purported class includes individuals "who have purchased skin care products from defendants that have been falsely advertised to have an `anti-aging or youth inducing benefit or effect." We intend to defend ourselves vigorously. While no assurance can be given as to the ultimate outcome, management believes that the resolution of this lawsuit will not have a material adverse effect on the Company's consolidated financial condition.

                                                                     EXHIBIT A

                                      NOTE

                                                      New York, New York

                                                     ___________ __ , 200_

           For value received, ________________________, a ___________
corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "LENDER"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates and in the currency provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in dollars, in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York, 10017, or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

           All Loans made by the Lender, the respective types and maturities and currencies thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

           This note is one of the Notes referred to in the Credit Agreement dated as of May __, 2005 among The Estee Lauder Companies Inc., Estee Lauder Inc., the Eligible Subsidiaries referred to therein, the lenders listed on the signature pages thereof, Citibank, N.A. and Bank of America, N.A., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company and BNP Paribas, as Documentation Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

           Pursuant to the terms of the Credit Agreement, [the Company Guarantor][each Guarantor] has unconditionally guaranteed the full and punctual payment of all amounts payable under this Note.

           This note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      [THE BORROWER]

                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

------------------------- ---------------------- ---------------------- ---------------------- -----------------------
                                                                         AMOUNT OF PRINCIPAL          NOTATION
          DATE               AMOUNT OF LOAN          TYPE OF LOAN              REPAID                 MADE BY
------------------------- ---------------------- ---------------------- ---------------------- -----------------------
------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------

------------------------- ---------------------- ---------------------- ---------------------- -----------------------





                                       3